Exhibit 23.6

FundCertify CPA Professional Corporation
5000 Centregreen Way, Suite 500,
Cary, NC 27513, USA
U.S. Tel: (919)-728-9890
H.K. Tel: (852)9689-6695
Email: info@fundcertifycpa.com
Website:www.fundcertifycpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Rich Sparkle Holdings Limited (the “Company”) of our report dated February 6, 2026, with respect to our audits of the consolidated financial statements of the Company as of September 30, 2025 which appear in such Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ FundCertify CPA Professional Corporation

Cary, North Carolina

March 20, 2026